Exhibit 99.1

Paya Announces Appointment of Sid Singh to its Board of Directors

Singh brings Extensive Integrated and Software-Led Payments Experience

ATLANTA, GA - October 1, 2021 — Paya (NASDAQ: PAYA), a leading integrated payments and commerce solution provider, today announced the appointment of Sid Singh to its Board of Directors. Mr. Singh currently serves as President, United States Information Solutions at Equifax (NYSE: EFX), a global data, analytics and technology company and is responsible for delivering more than $2 billion in annual enterprise revenue in the technology-enabled data and analytics industry.

Mr. Singh’s prior roles included Group President, Integrated Solutions and Vertical Markets at Global Payments, where he led the multi-year strategy and growth of the integrated and software-led payments business, delivering over $1 billion in annual enterprise revenue. Mr. Singh currently serves on the board of Vantage Score LLC, a joint venture between Equifax, Experian and Transunion. Mr. Singh served on the board of a joint venture between La Caixa and Global Payments in Spain. Mr. Singh also co-founded RKM Educational & Charitable Trust, a non-profit organization which provides scholarships to economically challenged students in India, runs a physiotherapy center for the elderly and provides vocational training for women.

“Sid has an outstanding track record of developing, building and growing technology, data and analytics-led businesses in the financial technology industry, including software-led payments,” said Aaron Cohen, Chairman of the Board for Paya. “We are excited to add his expertise and experience to the Paya Board which will support our growth objectives.”

“Paya holds a very strong position in a fast-growing and fragmented market, where product innovation, operational excellence and customer experience are crucial to long-term success,” said Singh. “I am excited to join Paya’s Board and look forward to bringing my financial technology industry experience to enhance Paya’s strong growth trajectory.”

Note Regarding Forward-Looking Statements

Certain statements made in this press release are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” “will,” “approximately,” “shall” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks (such as Paya’s inability to achieve its growth objectives), as well as uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

About Paya

Paya (NASDAQ: PAYA) is a leading provider of integrated payment and frictionless commerce solutions that help customers accept and make payments, expedite receipt of money, and increase operating efficiencies. The company processes over $40 billion of annual payment volume across credit/debit card, ACH, and check, making it a top 20 provider of payment processing in the US. Paya serves more than 100,000 customers through over 2,000 key distribution partners focused on targeted, high growth verticals such as healthcare, education, non-profit, government, utilities, and other B2B goods and services. The business has built its foundation on offering robust integrations into front-end CRM and back-end accounting systems to enhance customer experience and workflow. Paya is headquartered in Atlanta, GA, with offices in Reston, VA, Fort Walton Beach, FL, Dayton, OH, Miamisburg, OH, Mt. Vernon, OH, Dallas, TX and Tempe, AZ.

Investor Contact:

Matt Humphries, CFA
Head of Investor Relations
matt.humphries@paya.com

Media Contact:

Kerry Close
212-784-5717
kclose@groupgordon.com